     As filed with the Securities and Exchange Commission on June 16, 1998

                                                      REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     EASTBROKERS INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)



           DELAWARE                                     52-1807562
---------------------------------          -----------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

       15245 SHADY GROVE ROAD,                             20850
            SUITE 340                                  -----------
         ROCKVILLE, MARYLAND                            (Zip Code)
---------------------------------------
(Address of principal executive offices)

                             1996 STOCK OPTION PLAN
                            -----------------------
                            (Full title of the plan)


                              MARTIN A. SUMICHRAST
                          VICE CHAIRMAN AND SECRETARY
                     EASTBROKERS INTERNATIONAL INCORPORATED
                       15245 SHADY GROVE ROAD, SUITE 340
                           ROCKVILLE, MARYLAND 20850
                    (Name and address of agent for service)

                                (301) 527-1110
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                    COPY TO:

                           GEORGE J. WALSH, III, ESQ.
                                 GOULD & WILKIE
                           ONE CHASE MANHATTAN PLAZA
                         NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680



                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
  Title of securities    Amount to be   Proposed maximum offering   Proposed maximum aggregate
    to be registered      registered       price per unit(1)           offering price(1)        Amount of registration
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.05
  par value              200,000(2)              $ 7.250                    $1,450,000                 $427.75
======================================================================================================================

------------------
(1) Estimated, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the closing bid and asked prices of the Common Stock of Registrant on June 11, 1998.

(2) Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereunder such additional Common Shares as may become issuable under the 1996 Stock Option Plan through the operation of applicable anti-dilution provisions.

===============================================================================
east\js8

        The contents of Registration Statement File No. 333-25887, previously filed by Registrant relating to 400,000 shares of Common Stock, $0.05 par value, to be offered pursuant to the 1996 Stock Option Plan, are incorporated by reference hereto pursuant to General Instruction E to Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.


 Exhibit No.*                            Description
 ------------                            -----------
   5.0 -- Opinion of Gould & Wilkie as to the legality of the securities being registered.

   23.1--          Consent of Gould & Wilkie (contained in Exhibit 5.0).

   23.2--          Consent of Pannell Kerr Forster, P.C.






--------------------
* Exhibit No. as designated by Item 601 of Regulation S-K.

east\js8

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on June 12, 1998.


                                        EASTBROKERS INTERNATIONAL INCORPORATED

                                        By: /s/ Peter Schmid
                                            ------------------------------
                                                Peter Schmid
                                                Chairman of the Board,
                                                President, Chief Executive
                                                Officer and Director



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                           Title                         Date
  ---------                           -----                         ----


/s/ Peter Schmid             Chairman of the Board,          June 12,1998
-----------------------      Chief Executive Officer,
  Peter Schmid               President and Director
                             (Principal Executive
                             Officer)



/s/ Kevin D. McNeil          Vice President and              June 12,1998
-----------------------      Treasurer
  Kevin D. McNeil            (Principal Financial Officer
                             and Principal Accounting
                             Officer)



/s/ Martin A. Sumichrast     Vice Chairman of the Board,     June 12, 1998
------------------------     Secretary and Director
  Martin A. Sumichrast




                                     II-2

  Signature                      Title             Date
  ---------                      -----             ----

/s/Michael Sumichrast           Director        June 12, 1998
---------------------------
  Michael Sumichrast, Ph.D.


/s/Siegfried Samm               Director        June 12, 1998
---------------------------
 Siegfried Samm, Ph.D.


/s/Wolfgang Kossner             Director        June 12, 1998
---------------------------
 Wolfgang Kossner

                                 EXHIBIT INDEX


Exhibit No.                   Description
-----------                   -----------

        5.0 -- Opinion of Gould & Wilkie as to the legality of the securities being registered.

        23.1--    Consent of Gould & Wilkie (contained in Exhibit 5.0).

        23.2--    Consent of Pannell Kerr Forster, P.C.